UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                             ----------------------


                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934



Date of Report (Date of earliest event reported):      February 20, 2003

                          MONARCH CASINO & RESORT, INC.
             (Exact name of registrant as specified in its charter)


          NEVADA                     0-22088                  88-0300760
(State or other jurisdiction       (Commission             (I.R.S. Employer
      of incorporation)             File Number)          Identification No.)


     1175 W. Moana Lane, Suite 200
            Reno, NEVADA                                          89509
(Address of Principal Executive Offices)                        (Zip Code)



                                 (775)825-3355
              ----------------------------------------------------
              (Registrant's telephone number, including area code)

                                 NOT APPLICABLE
              ----------------------------------------------------
          (Former name or former address, if changed since last report)


ITEM 5.  Other Events

     On February 20, 2003, Monarch Casino & Resort, Inc. (the "Company") issued a press release reporting the Company's financial results for the fourth quarter and year ended December 31, 2002. A copy of the press release is attached hereto as Exhibit 99 and incorporated herein by reference.

ITEM 7.  Financial Statements and Exhibits

     (c) Exhibits

         99  Text of press release dated February 20, 2003.















































                                     -2-
                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                          MONARCH CASINO & RESORT, INC.


Date:    February 21, 2003                By: /s/ Ben Farahi
                                              -------------------------------
                                          Name:   Ben Farahi
                                          Title:  Chief Financial Officer,
                                                  Treasurer and Secretary












































                                     -3-
                                                                    Exhibit 99

                                PRESS RELEASE

                 MONARCH CASINO & RESORT, INC. REPORTS RECORD
     RESULTS FOR THE FOURTH QUARTER AND FISCAL YEAR ENDED DECEMBER 31, 2002

                       - Establishes Guidance For 2003 -

     RENO, NV-February 20, 2002- Monarch Casino & Resort, Inc. (Nasdaq: MCRI) (the "Company") today announced record financial results for the fourth quarter and fiscal year ended December 31, 2002.

     Financial highlights for the fourth quarter of 2002 compared to the prior year period included:

         Net income increased 612% to $1,298,636, or $0.14 per share (diluted) EBITDA(1) increased 32.8% to $5,293,624
         Casino revenue grew 11.9% to $17.4 million
         Hotel revenue increased 9.5% to $4.7 million
         Hotel occupancy improved 3.6% to 89.3%
         Average daily room rate increased by 5.7% to $51.75

     Net income for the year ended December 31, 2002 was $8,603,346, or $0.90 per share (diluted), an increase of 87.0% over $4,601,764, or $0.49 per share (diluted), for the year ended December 31, 2001. EBITDA(1) for the year ended December 31, 2002 increased 13.6% to $27.5 million, from $24.2 million in the prior year. The Company continued its strategy of utilizing cash flow to reduce debt. Long-term debt, including current maturities, decreased $12.0 million during 2002 to $60.3 million at December 31, 2002.

     For the full year ended December 31, 2002, hotel occupancy increased to 92.9% from 91.1% the previous year, and the average daily room rate for the full year increased to $55.29 from $53.48 for the fiscal year ended December 31, 2001.

     John Farahi, Co-Chairman and Chief Executive Officer of Monarch commented, "We are extremely pleased with our performance for the fourth quarter and full year 2002. Our results continue to be driven by a superior location, the commitment of the entire Atlantis team, and our intense focus on the local, tour and travel, and convention markets. We were able to achieve improvements across all areas of our business despite the soft gaming market in Northern Nevada and increased competition from California Indian casinos. We did this by capitalizing on the continued growth of the local Reno area population base, increasing our share of the tour and travel business, and generating additional traffic due to the expanded Reno-Sparks Convention Center."

     Farahi continued, "As we enter 2003, we are excited about the vibrancy of the locals market, the opportunity to increase our market share by serving the tour and travel business and the increase in room demand from conventions booked at the Reno-Sparks Convention Center. We believe that these three markets will be the cornerstones of our growth in 2003 and beyond."

     The Company also established guidance for the first quarter ending March 31, 2003 and fiscal year ending December 31, 2003. Based on current business trends and the Company's forecast for the remainder of the quarter, EBITDA and earnings per share for the first quarter are expected to be approximately $6.0 -
 $6.25 million and $0.18 - $0.20, respectively. The Company also expects EBITDA and earnings per share of approximately $28.6 - $29.2 million and $1.05 -
$1.10, respectively, for the year ending December 31, 2003.

     The Company will host a conference call at 4:30 P.M. EST to discuss the fourth quarter and 2002 financial results. To listen to the conference call, please dial 800-341-2312 and enter passcode 2739, approximately five minutes prior to the start of the call to register. A replay of the call will be available until February 28, and it can be accessed by dialing 800-756-3819, passcode 002739.

     Monarch Casino & Resort, Inc., through a wholly-owned subsidiary, owns and operates the tropically-themed Atlantis Casino Resort in Reno, Nevada. The Atlantis is the closest hotel-casino to and directly across the street from the Reno-Sparks Convention Center which completed a major renovation and expansion to 600,000 square feet of meeting, exhibit and lobby facilities in August, 2002.

     The Atlantis features a 51,000 square-foot casino with approximately 37 table games and approximately 1,500 slot and video poker machines, a sports book, keno and a poker room; 980 guest rooms; six restaurants; an 8,000 square-foot family entertainment center; and approximately 25,000 square feet of banquet and meeting space.

     This press release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934 which are subject to change, including, but not limited to, comments relating to (i) future operating performance, (ii) market share of the Company's operations, (iii) the financial benefits that may result from future operations, (iv) the impact on operations of the expanded convention center and (v) focus on key market segments. The actual results may differ materially from those described in any forward-looking statements. Additional information concerning potential factors that could affect the Company's financial results are included in the Company's Securities and Exchange Commission filings, which are available on the Company's web site.

(1) "EBITDA" consists of income from operations plus depreciation and amortization. EBITDA should not be construed as an alternative to operating income (as determined in accordance with generally accepted accounting principles) as an indicator of the Company's operating performance, or as an alternative to cash flows from operating activities (as determined in accordance with generally accepted accounting principles) as a measure of liquidity. This item enables comparison of the Company's performance with the performance of other companies that report EBITDA, although some companies do not calculate this measure in the same manner and therefore, the measure as presented, may not be comparable to similarly titled measures presented by other companies. We are providing a supplemental schedule reconciling EBITDA to Income from Operations, the most directly comparable GAAP financial measure, following the Condensed Consolidated Statements of Income and Condensed Balance Sheets below.

Contacts: Ben Farahi at (775) 825-3355 or benfarahi@monarchcasino.com
          Karl G. Brokmann at (775) 825-3355 or kbrokmann@monarchcasino.com

     For additional information including artist renditions and photographs, visit Monarch's web site at monarchcasino.com.

                MONARCH CASINO & RESORT, INC. AND SUBSIDIARY
                    CONSOLIDATED STATEMENTS OF OPERATIONS

                                              Three Months Ended          Twelve Months Ended
                                                 December 31,                December 31,
                                              ------------------          ------------------
                                              2002          2001          2002          2001
                                          (Unaudited)   (Unaudited)   (Unaudited)    (Unaudited)
Revenues
  Casino................................ $ 17,396,640  $ 15,541,656  $ 70,772,939  $ 64,907,920
  Food and beverage.....................    8,444 043     8,061 513    33,646,938    31,960,713
  Hotel.................................    4,651,613     4,246,581    20,303,439    19,022,188
  Other.................................      937,107       911,532     3,690,180     3,478,171
                                         ------------  ------------  ------------  ------------
     Gross revenues.....................   31,429,403    28,761,282   128,413,496   119,368,992
  Less promotional allowances...........   (4,468,487)   (3,949,493)  (17,375,926)  (14,853,399)
                                         ------------  ------------  ------------  ------------
     Net revenues.......................   26,960,916    24,811,789   111,037,570   104,515,593
                                         ------------  ------------  ------------  ------------
Operating expenses
  Casino................................    7,331,529     6,720,965    27,690,033    26,036,133
  Food and beverage.....................    4,405,311     4,422,984    17,591,945    18,171,412
  Hotel.................................    1,644,379     1,968,528     6,543,610     7,133,937
  Other.................................      306,503       317,909     1,254,179     1,300,419
  Selling, general and administrative...    7,979,570     7,394,989    30,441,900    27,656,572
  Depreciation and amortization.........    2,599,056     2,546,544    10,320,403    10,085,331
                                         ------------  ------------  ------------  ------------
     Total operating expenses...........   24,266,348    23,371,919    93,842,070    90,383,804
                                         ------------  ------------  ------------  ------------
     Income from operations.............    2,694,568     1,439,870    17,195,500    14,131,789
                                         ------------  ------------  ------------  ------------
Other expense
  Interest expense, net.................     (811,851)   (1,251,083)   (3,934,363)   (7,243,330)
  Stock transaction expense.............       (3,020)           -       (228,020)           -
                                         ------------  ------------  ------------  ------------
     Total other........................     (814,871)   (1,251,083)   (4,162,383)   (7,243,330)
                                         ------------  ------------  ------------  ------------
     Income (loss) before income taxes..    1,879,697       188,787    13,033,117     6,888,459
Provision (benefit) for income taxes....      581,061         6,407     4,429,771     2,286,695
                                         ------------  ------------  ------------  ------------
     Net income (loss).................. $  1,298,636  $    182,380  $  8,603,346  $  4,601,764
                                         ============  ============  ============  ============

INCOME (LOSS) PER SHARE OF COMMON STOCK
Net income (loss)
     Basic..............................    $    0.14     $    0.02     $    0.91     $    0.49
     Diluted............................    $    0.14     $    0.02     $    0.90     $    0.49
  Weighted average number of
   common shares and potential
   common shares outstanding
     Basic..............................    9,473,664     9,436,275     9,457,669     9,436,275
     Diluted............................    9,533,751     9,491,323     9,521,353     9,479,830

EBITDA(1)............................... $  5,293,624  $  3,986,414  $ 27,515,903  $ 24,217,120

                 MONARCH CASINO & RESORT, INC. AND SUBSIDIARY
                         CONSOLIDATED BALANCE SHEETS

                                                        December 31,
                                               ----------------------------
                                                   2002            2001
                                               ------------    ------------
ASSETS
Current assets
  Cash........................................$  9,961,484     $  8,385,743
  Receivables, net............................   2,724,726        2,863,939
  Federal income tax refund receivable........          -           770,019
  Related party receivables...................          -             4,759
  Inventories.................................     993,260          976,141
  Prepaid expenses............................   1,961,763        1,635,125
  Prepaid federal income tax..................     176,321               -
  Deferred income taxes.......................     492,457        1,146,058
                                               ------------    ------------
     Total current assets.....................  16,310,011       15,781,784
                                               ------------    ------------
Property and equipment
  Land........................................  10,339,530       10,339,530
  Land improvements...........................   3,191,371        3,173,676
  Buildings...................................  78,955,538       78,955,538
  Building improvements.......................   6,262,903        4,763,904
  Furniture and equipment.....................  58,086,570       54,101,471
                                               ------------    ------------
                                               156,835,912      151,334,119
  Less accumulated
   depreciation and amortization.............. (55,985,653)     (47,164,026)
                                              ------------      -----------
                                               100,850,259      104,170,093
  Construction in progress                              -           625,048
                                               ------------    ------------
     Net property and equipment............... 100,850,259      104,795,141

Other assets, net.............................     319,817          486,592
                                               ------------    ------------
                                              $117,480,087     $121,063,517
                                               ============    ============

                 MONARCH CASINO & RESORT, INC. AND SUBSIDIARY
                         CONSOLIDATED BALANCE SHEETS

                                                        December 31,
                                               ----------------------------
                                                   2002            2001
                                               ------------    ------------
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
  Current maturities of long-term debt........ $  8,279,095    $  8,106,296
  Accounts payable............................    6,227,124       6,449,087
  Accounts payable construction...............           -          147,481
  Accrued expenses............................    6,146,440       5,702,850
                                               ------------    ------------
     Total current liabilities................   20,652,659      20,405,714

Long-term debt, less current maturities.......   52,000,000      64,236,548
Deferred income taxes.........................    4,526,744       4,990,829

Commitments and contingencies

Stockholders' equity
  Preferred stock, $.01 par value, 10,000,000
   shares authorized; none issued.............           -               -
  Common stock, $.01 par value, 30,000,000
   shares authorized; 9,536,275 issued;
   9,436,275 outstanding......................       95,363          95,363
  Additional paid-in capital..................   17,381,517      17,241,788
  Treasury stock, at cost....................      (202,692)       (329,875)
  Retained earnings...........................   23,026,496      14,423,150
                                               ------------    ------------
     Total stockholders' equity...............   40,300,684      31,430,426
                                               ------------    ------------
                                               $117,480,087    $121,063,517
                                               ============    ============


                 MONARCH CASINO & RESORT, INC. AND SUBSIDIARY
              RECONCILIATION OF INCOME FROM OPERATIONS TO EBITDA

                                       Three Months Ended          Twelve Months Ended
                                          December 31,                December 31,
                                     ----------------------    ------------------------
                                        2002        2001           2002         2001
                                     ----------  ----------    -----------  -----------
Income from Operations               $2,694,568  $1,439,870    $17,195,500  $14,131,789
Adjustments:
  Depreciation and Amortization       2,599,056   2,546,544     10,320,403   10,085,331
                                     ----------  ----------    -----------  -----------
EBITDA                               $5,293,624  $3,986,414    $27,515,903  $24,217,120